Exhibit 2

                               Amendment No. 2 to
                               PURCHASE AGREEMENT
                               ------------------


     THIS AGREEMENT (this "Amendment") is dated as of March 4, 1999, and constitutes Amendment No. 2 to the Purchase Agreement (the "Purchase Agreement") by and between Medical Dynamics, Inc., a Colorado corporation (the "Company"), and The Tail Wind Fund, Ltd., a British Virgin Islands limited liability company (the "Investor") which Purchase Agreement was made as of the 31st day of July, 1998, as amended by Amendment No. 1 dated October 30, 1998 and the convertible debentures issued thereunder.

     In  consideration of the mutual promises made herein and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

1. Convertible Debentures. The convertible debentures dated July 31, 1999 (CD98-001 through CD98-011) and dated November 18, 1998 (CD98-012 through CD98-015) (each a "Debenture") be and hereby are amended as follows, which amendment is in addition to Amendment No. 1 to the Convertible Debentures dated July 31, 1999:

     (a) The first sentence of Paragraph 2(a) be and hereby is amended to provide that: up to one-third of the principal amount of the Debenture is convertible from and after January 1, 1999; up to two-thirds of the principal amount of the Debenture is convertible from and after June 1, 1999; and the entire Debenture is convertible from and after January 1, 2000.

     (b)  The  following  new  Paragraph  2(k) will be added to the  Convertible
          Debentures:

          "(k) Notwithstanding anything to the contrary stated herein, the holder may not convert this Debenture if the total number of shares issuable upon conversion of this Debenture together with the shares issued upon the conversion of (or as interest on) all other Debentures issued pursuant to the Purchase Agreement and the shares issuable upon exercise of the Warrants issued pursuant to the Purchase Agreement will exceed 1,880,000 (being less than 20% of the total number of shares outstanding at July 31, 1998). If the holder is prevented by the preceding sentence from converting this Debenture, the holder may, upon six months notice to the Company, cause the Company to redeem this Debenture for 115% of the remaining principal amount."

2. This Amendment to the Purchase Agreement and the Registration Rights Agreement constitutes a part of and a modification to the Purchase Agreement, the Registration Rights Agreement, Warrant Agreements, and the Debentures as set forth herein, and references herein to the Purchase




Amendment - Medical Dynamics, Inc. and The Tail Wind Fund, Ltd.           Page 1

     Agreement, the Registration Rights Agreement, Warrant Agreement, and the Debentures shall mean the Purchase Agreement, the Registration Rights
     Agreement, Warrant Agreements, and the Debentures as modified hereby. Except as modified hereby, the Purchase Agreement, the Registration Rights Agreement, the Warrant Agreements, and the Debentures shall remain in ful force and effect in accordance with its stated provisions.

3. This Amendment may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement. Either party hereby may confirm legal delivery of the signed counterparts by facsimile delivery of a copy of this Amendment to the other party.

4. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

     IN WITNESS WHEREOF, the Company and the Investor have made this Amendment as of the date first above written.

MEDICAL DYNAMICS, INC.                         THE TAIL WIND FUND, LTD.


By:  /s/ Van A. Horsley                        By: /s/ Brighton Holdings Limited
     -----------------------------                 -----------------------------
         Van A. Horsley, President             Title: Sole Director


Amendment - Medical Dynamics, Inc. and The Tail Wind Fund, Ltd.           Page 2